UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c−101)

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

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FREEDOM LEAF INC.

(Name of Registrant As Specified in Its Charter)

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FREEDOM LEAF INC.

3571 E. Sunset Road, Suite 420

Las Vegas, Nevada 89120

NOTICE OF CORPORATE ACTION TAKEN BY WRITTEN CONSENT

OF THE MAJORITY STOCKHOLDERS WITHOUT A SPECIAL MEETING OF THE STOCKHOLDERS

Dear Stockholders:

We are writing to advise you that, on June 26, 2019, the board of directors of Freedom Leaf Inc., a Nevada corporation (the “Company,” “we” or “us”) approved resolutions, and on June 27, 2019, certain stockholders representing a majority of our outstanding voting capital on such date approved by written consent the taking of all steps necessary to effect the following actions (the “Corporate Actions”):

1.	Amend the Company’s Articles of Incorporation filed with the Nevada Secretary of State (the “Articles of Incorporation”) to:

a.	increase the Company’s authorized common stock, par value $0.001 per share (the “Common Stock”) from 500,000,000 shares to 1,000,000,000 shares.

The amendment to the Articles of Incorporation will not be effective until the Company files the Certificate of Amendment to Articles of Incorporation with the Secretary of State of the State of Nevada (which will not occur until August 7, 2019 or thereafter (the “Effective Date”).

The accompanying Information Statement, which describes the Corporate Actions in more detail, is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. The consent that we have received constitutes the only stockholder approval required for the Corporate Actions under the applicable provisions of the Nevada Revised Statutes, our Articles of Incorporation, and Bylaws. Accordingly, the Corporate Actions will not be submitted to the other stockholders of the Company for a vote.

The record date for the determination of stockholders entitled to notice of the action by written consent is July 8, 2019. Pursuant to Rule 14c-2 under the Exchange Act, the Corporate Actions will not be implemented until at least twenty calendar days after the mailing of this Information Statement to our stockholders. This Information Statement will be mailed on or about July 18, 2019 to stockholders of record on July 8, 2019.

No action is required by you to effectuate this action. The accompanying Information Statement is furnished only to inform our stockholders of the actions described above before they take effect in accordance with Rule 14c-2 promulgated under the Exchange Act.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THE HOLDERS OF MORE THAN A MAJORITY OF OUR OUTSTANDING SHARES ENTITLED TO VOTE HAVE VOTED TO AUTHORIZE THE CORPORATE ACTIONS. THE NUMBER OF VOTES RECEIVED IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THESE MATTERS.

By order of the Board of Directors,

/s/ David Goldburg
David Goldburg
Chairman of the Board
July 17, 2019

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FREEDOM LEAF INC.

INFORMATION STATEMENT

CONCERNING CORPORATE ACTIONS AUTHORIZED BY WRITTEN CONSENT OF STOCKHOLDERS OWNING A MAJORITY OF SHARES OF VOTING SECURITIES ENTITLED TO VOTE THEREON

Freedom Leaf Inc. (the “Company,” “we” or “us”) is furnishing this Information Statement to you to provide a description of actions taken by our Board of Directors (the “Board”) on June 26, 2019, and the holders of more than a majority of our outstanding voting capital stock (the “Majority Stockholders”) on June 27, 2019, in accordance with the relevant sections of the Nevada Revised Statutes of the State of Nevada (the “NRS”).

This Information Statement is being mailed on or about July 18, 2019 to stockholders of record on July 8, 2019 (the “Record Date”). This Information Statement is being delivered only to inform you of the corporate actions described herein before such actions take effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). No action is requested or required on your part.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

PLEASE NOTE THAT THE HOLDERS OF MORE THAN A MAJORITY OF OUR OUTSTANDING SHARES ENTITLED TO VOTE HAVE VOTED TO AUTHORIZE THE CORPORATE ACTIONS. THE NUMBER OF VOTES RECEIVED IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THESE MATTERS.

GENERAL DESCRIPTION OF CORPORATE ACTIONS

On June 26, 2019, the Board approved resolutions, and on June 27, 2019, the Majority Stockholders delivered executed written consents, authorizing and approving the taking of all steps necessary to effect the following actions (the “Corporate Actions”):

1.	Amend the Company’s Articles of Incorporation filed with the Nevada Secretary of State (the “Articles of Incorporation”) to:

a.	increase the Company’s authorized Common Stock from 500,000,000 shares to 1,000,000,000 shares (the “Authorized Capital Increase”).

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, our authorized capitalization consisted of 500,000,000 shares of Common Stock, of which 310,600,203 shares were issued and outstanding, and 10,000,000 authorized shares of preferred stock, all of which are designated as Series A Preferred Stock (“Series A Preferred Stock”) and 948,022 of which were issued and outstanding.

Each share of Common Stock entitles its holder to one vote on each matter submitted to the Company’s stockholders. Each share of Series A Preferred Stock entitles its holder to 500 votes. However, because the Majority Stockholders have consented to the Corporate Actions on June 27, 2019, in lieu of a special meeting in accordance with 78.320 of the NRS, and because the Majority Stockholders have sufficient voting power to approve such actions through their ownership of the Company’s capital stock, no other stockholder vote will be solicited in connection with this Information Statement.

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AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION

The Board and Majority Stockholders have approved an amendment to the Company’s Articles of Incorporation to affect the Corporate Actions. We intend to file a Certificate of Amendment to Articles of Incorporation (the “Certificate”) with the Secretary of State of the State of Nevada to amend the Articles of Incorporation to increase the authorized shares of Common Stock. Pursuant to Rule 14c-2 under the Exchange Act, the actions will not be effective, and the Certificate will not be filed, until twenty calendar days after the date this Information Statement is filed with the Securities and Exchange Commission (the “SEC”) and a copy thereof is mailed to each of the Company’s stockholders. It is presently contemplated that such filing will be made on or about August 7, 2019.

The Authorized Capital Increase

The purpose of the Authorized Capital Increase is to increase the number of shares of Common Stock available in order to have sufficient shares of Common Stock (i) to raise additional capital for future possible financings, (ii) to satisfy the Company’s obligations to issue shares of Common Stock as incentive compensation to certain of the Company’s officers and employees, including the Company’s Chief Executive Officer and Chief Scientific Officer, as described below under the heading “Interest Of Certain Persons In Or Opposition To Matters To Be Acted Upon” pursuant to their respective employment agreements (collectively, the “Employment Agreements”) and (iii) such other corporate purposes as the Board determines in its discretion (which may include stock splits, issuance of shares upon conversion of Series A Preferred Stock, stock dividends or other distributions, future financings, acquisitions, stock options and equity benefits under possible new benefit plans).

Immediately after the Authorized Capital Increase, there will be 1,000,000,000 shares of our Common Stock available for issuance and approximately 310,600,203 shares of our Common Stock issued and outstanding. The par value of our Common Stock will remain $0.001 share. The relative rights and limitations of the shares of Common Stock would remain unchanged under the Certificate.

The proposed Certificate does not change the terms of the Common Stock. The additional shares of Common Stock for which authorization is sought will have the same voting rights, the same rights to dividends and distributions and will be identical in all other respects to the Common Stock now authorized.

The holders of shares of our Common Stock are not entitled to preemptive rights with respect to the issuance of additional shares of Common Stock or securities convertible into or exercisable for shares of Common Stock. Accordingly, the issuance of any additional shares of Common Stock may, depending on the circumstances under which those shares are issued, reduce stockholders’ equity per share and, unless additional shares are issued to all stockholders on a pro rata basis, will reduce the percentage ownership of Common Stock of existing stockholders. In addition, if our Board of Directors elects to issue additional shares of Common Stock, such issuance could have a dilutive effect on the earnings per share, voting power and shareholdings of current stockholders.

Although the Authorized Share Increase is not motivated by anti-takeover concerns and is not considered by our Board of Directors to be an anti-takeover measure, the availability of additional authorized shares of Common Stock could enable the Board of Directors to issue shares defensively in response to a takeover attempt or to make an attempt to gain control of the Company more difficult or time-consuming. For example, shares of Common Stock could be issued to purchasers who might side with management in opposing a takeover bid that the Board of Directors determines is not in our best interests, thus diluting the ownership and voting rights of the person seeking to obtain control of the Company. In certain circumstances, the issuance of Common Stock without further action by the stockholders may have the effect of delaying or preventing a change in control of the Company, may discourage bids for our Common Stock at a premium over the prevailing market price and may adversely affect the market price of our Common Stock. As a result, increasing the authorized number of shares of our Common Stock could render more difficult and less likely a hostile takeover, tender offer or proxy contest, assumption of control by a holder of a large block of our stock, and the possible removal of our incumbent management. We are not aware of any proposed attempt to take over the Company or of any present attempt to acquire a large block of our Common Stock

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EFFECTIVE DATE OF THE AMENDMENT

Pursuant to Rule 14c-2 under the Exchange Act, the Corporate Actions will not be effective until at least twenty calendar days after the date on which this Information Statement is filed with the SEC and a copy hereof has been mailed to each of the Company’s stockholders. The Company anticipates that this Information Statement will be mailed to our stockholders as of the Record Date on or about July 9, 2019. Therefore, the Company anticipates that the Authorized Capital Increase will be effective, and the Certificate amending our Articles of Incorporation will be filed with the Secretary of State for the State of Nevada, on or around August 7, 2019.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Company’s Common Stock and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to the Company’s Articles of Incorporation and the NRS, a vote by the holders of at least a majority of our outstanding capital stock is required to effect the Corporate Actions. On June 26, 2019, we had 309,600,203 shares of Common Stock issued and outstanding, 948,022 shares of Series A Preferred issued and outstanding. Each share of Series A Preferred has 500 votes so the total voting power of the issued and outstanding Series A Preferred is 474,011,000 votes. Two stockholders holding a majority of our voting power, or an aggregate of 487,883,563 votes (62.26%), delivered an executed written consent dated June 27, 2019, authorizing the Corporate Actions.

The following table sets forth the names of the Majority Stockholders, the number of shares of Common Stock and Series A Preferred Stock held by the Majority Stockholders, the total number of votes that the Majority Stockholders voted in favor of the Corporate Actions, and the percentage of the issued and outstanding voting equity of the Company voted in favor thereof.

	Number of	Number of	Number of	Number of	Percentage of
	Shares of Common	Series A Preferred	Votes Held by Such	Votes that Voted in Favor of the Actions	the Voting Equity that Voted in
	Stock Held	Stock Held	Stockholder	Action (1)	favor of the
Name of Majority Stockholder
Clifford Perry	11,673,530	684,012	353,679,530	353,679,530	45.1%
Richard Cowan	2,199,033	264,010	134,204,033	134,204,033	17.1%
Total	13,872,563	948,022	487,883,563	487,883,563	62.2%

(1) Based on 310,600,203 shares of common stock and 948,022 shares of Series A Preferred Stock issued and outstanding as of the Record Date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our Common Stock, Series A Preferred Stock as of June 26, 2019, by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock, (ii) each director and each of our named executive officers and (iii) all executive officers and directors as a group.

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The number of shares of Common Stock beneficially owned by each person is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which such person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after the date hereof, through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

Name of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Outstanding Shares (1)
Executive Officers and Directors
Carlos Frias	Common Stock	22,987,654	7.4%
Ngoc Quang (Daniel) Nguyen	Common Stock	22,987,654	7.4%
Alexandro Frias	Common Stock	17,456,790	5.6%
Clifford Perry	Common Stock	80,074,730(2)	21.2%
Clifford Perry	Series A Preferred Stock	684,012	72.2%
Raymond Medeiros	Common Stock	7,449,228	2.4%
David Goldburg	Common Stock	17,426,622(3)	5.6%
David Vautrin	Common Stock	291,262	0.1%

Executive officers and directors as a group (6 persons)	Common Stock	168,673,940	44.6%
Executive officers and directors as a group (6 persons)	Series A Preferred Stock	684,012	72.2%

Other Beneficial Owners:

Christopher Fagan	Common Stock	22,987,654	7.4%
Richard Cowan	Common Stock	28,600,033(4)	8.5%
Richard Cowan	Series A Preferred Stock	264,010	27.8%

(1) As of June 25, 2019, a total of 309,600,203 shares of the Company's common stock and 948,022 shares of the Company's Series A Preferred Stock are considered to be outstanding pursuant to Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934, as amended. For each beneficial owner identified, any shares of common stock issuable upon conversion of that beneficial owner's other securities, which were convertible into common stock at the election of the beneficial owner within 60 days, have been also included for purposes of calculating their percent of class.

(2) Includes 11,673,530 shares of common stock issued in Mr. Perry's name, as well as 68,401,200 shares issuable upon conversion of Mr. Perry's Series A Preferred Stock into common stock.

(3) Includes 426,622 shares of common stock issued in the name of Mr. Goldburg, as well as 17,000,000 shares issuable in the name of Merida Capital Partners II, LP ("Merida Capital").  Mr. Goldburg shares voting and dispositive power with respect to the shares issued in the name of Merida Capital.

(4) Includes 2,199,033 shares of common stock issued in Mr. Cowan's name, as well as 26,401,000 shares issuable upon conversion of Mr. Cowan's Series A Preferred Stock into common stock.

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Compensation of directors and executive officers.

Summary Compensation Table

						Non-Equity	Non-Qualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Totals
Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Paul Pelosi, Jr. (1)	2018	$0	$0	$26,265(2)	$161,000(3)	$0	$0	$0	$187,265
	2017	$0	$0	$0	$0	$0	$0	$0	$–
Richard Segerblom (4)	2018	$0	$0	$49,623(5)	$34,400(6)	$0	$0	$0	$84,023
	2017	$0	$0	$0	$0	$0	$0	$0	$–
Richard Groberg (7)	2018	$0	$0	$6,986(8)	$34,400(9)	$0	$0	$0	$41,386
	2017	$0	$0	$0	$0	$0	$0	$0	$–
David Vautrin (10)	2018	$0	$0	$0	$0	$0	$0	$0	$–
	2017	$0	$0	$0	$0	$0	$0	$0	$–
David Goldburg (11)	2018	$0	$0	$0	$0	$0	$0	$0	$–
	2017	$0	$0	$0	$0	$0	$0	$0	$–

(1) Mr. Pelosi was appointed as a member of our Board of Directors on October 31, 2018, and resigned November 21, 2018.

(2) Represents the fair value as of the grant date of October 27, 2017, of an aggregate of 850,000 shares of the Company’s Common Stock issued during the year ended June 30, 2018, computed in accordance with FASB ASC Topic 718.

(3) Represents the fair value as of the grant date of February 1, 2018, of warrants to purchase 1,250,000 shares of the Company's common stock at an exercise price of $0.04, which vested during the fiscal year ending June 30, 2018, computed in accordance with FASB ASC Topic 718.

(4) Senator Segerblom was appointed as a member of our Board of Directors on April 30, 2018, and resigned effective May 31, 2019.

(5) Represents the fair value as of the grant dates of April 30, 2018 of an aggregate of 314,465 shares of the Company’s Common Stock issued during the year ended June 30, 2018, computed in accordance with FASB ASC Topic 718.

(6) Represents the fair value as of the grant date of April 30, 2018 of warrants to purchase 500,000 shares of the Company's common stock at an exercise price of $0.10, which vested during the fiscal year ending June 30, 2018, computed in accordance with FASB ASC Topic 718.

(7) Mr. Groberg was appointed as a member of our Board of Directors on May 10, 2018, and resigned effective May 31, 2019.

(8) Represents $50,000 in common stock issued May 10, 2018, to vest monthly over a one-year period, at a value of $0.16 per share, for a total of 312,500 shares.

(9) Represents the fair value as of the grant date of May 10, 2018, of warrants to purchase 500,000 shares of the Company's common stock at an exercise price of $0.10, which vested during the fiscal year ending June 30, 2018, computed in accordance with FASB ASC Topic 718.

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						Non-Equity	Non-Qualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Totals
Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Carlos Frias	2018	$0	$0	$0	$0	$0	$0	$0	$0
Chief Executive Officer(1)	2017	$0	$0	$0	$0	$0	$0	$0	$0
Daniel Nguyen	2018	$0	$0	$0	$0	$0	$0	$0	$0
Chief Scientific Officer(2)	2017	$0	$0	$0	$0	$0	$0	$0	$0
Alex Frias	2018	$0	$0	$0	$0	$0	$0	$0	$0
Vice President of Finance(3)	2017	$0	$0	$0	$0	$0	$0	$0	$0
Clifford Perry	2018	$87,900	$0	$0	$0	$0	$0	$0	$87,900
Director of Corporate Development(4)	2017	$90,000	$0	$0	$0	$0	$0	$0	$90,000
Raymond Medeiros	2018	$63,000	$0	$0	$0	$0	$0	$0	$63,000
Director of Business Development(5)	2017	$42,000	$0	$0	$0	$0	$0	$0	$42,000
Richard Groberg	2018	$0	$0	$186,892	$0	$0	$0	$0	$186,892
Former Chief Financial Officer(6)	2017	$0	$0	$0	$0	$0	$0	$0	$0

________________________

(1) Carlos Frias was appointed as our Chief Executive Officer on May 31, 2019.

(2) Daniel Nguyen was appointed as our Chief Scientific Officer on May 31, 2019.

(3) Alex Frias was appointed as our Vice President of Finance on June 19, 2019.

(4) Clifford Perry resigned as our Chief Executive Officer and was appointed as our Director of Corporate Development on May 31, 2019.

(5) Raymond Medeiros resigned as our Executive Vice President and was appointed as our Director of Business Development on May 31, 2019.

(6) Mr. Groberg was appointed as our Chief Financial Officer on January 18, 2018, and he resigned as our Chief Financial Officer on November 24, 2018. Mr. Groberg’s entity was issued 800,000 shares of common stock and 600,000 shares of common stock on or about January 18, 2018, in consideration of his appointment as CFO.

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DESCRIPTION OF SECURITIES

The following description of our capital stock is based upon our articles of incorporation, as amended (the “Articles of Incorporation”), our bylaws and applicable provisions of law, in each case as currently in effect. This discussion does not purport to be complete and is qualified in its entirety by reference to our Articles of Incorporation, and our bylaws.

Common Stock

The holders of our Common Stock currently (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (ii) are entitled to share ratably in all of our assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of our affairs (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Except as otherwise required by Nevada law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders.

Series A Preferred Stock

The holders of our Series A Preferred Stock currently (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (ii) are entitled to share ratably in all of our assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of our affairs (iii) do not have preemptive or subscription and there are no redemption or sinking fund provisions or rights applicable thereto; (iv) are entitled to 500 non-cumulative votes per share on all matters on which stock holders may vote, (v) are entitled to vote together with the holders of our Common Stock as one class on all matters submitted to a vote of stockholders of the Company, (vi) are entitled to convert each share of our Series A Preferred Stock into 100 shares of our Common Stock, subject to adjustments for stock splits, stock combinations, capital reorganizations, mergers, consolidations, and sales of all or substantially all of our property and assets. Except as otherwise required by Nevada law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders.

VOTING PROCEDURES

Pursuant to the NRS and our Articles of Incorporation, the affirmative vote of the holders of a majority of our outstanding Common Stock is sufficient to amend our Articles of Incorporation, which vote was obtained by the written consent of the Majority Stockholders as described herein. As a result, the amendment to our Articles of Incorporation has been approved, and no further votes will be needed.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

The Corporate Actions were approved by the Majority Stockholders and by all of the disinterested members of the Board. We are not aware of any substantial interest, direct or indirect, by stockholders or otherwise, that is in opposition to the Corporate Actions taken.

Each of Carlos Frias and Ngoc Quang (Daniel) Nguyen, the Company’s Chief Executive Officer and Chief Scientific Officer, respectively, were appointed to the Board of Directors of the Company. Under their respective employment agreements, each of Mr. Carlos Frias and Mr. Nguyen will be entitled to equity incentives of $10,738,750 and $8,938,750, respectively, of the Company’s restricted Common Stock, at a share price equal to the volume weighted average price of our Common Stock for the 30 trading days prior to its award. Each such employment agreement also contains provisions for further equity incentive awards to be determined based upon the net operating income (as defined in the applicable employment agreement) received by the Company on or prior to May 31, 2020 pursuant to a Master Manufacturing Agreement (the “Master Agreement”), dated as of November 13, 2017, by and between ECS and CBD LIFE SA DE CV, as amended, restated, modified or supplemented from time to time. Subject to Mr. Carlos Frias’s continued provision of services to the Company, Mr. Carlos Frias will be entitled to receive an equity incentive award of our Common Stock equal to 25 percent of such net operating income, at a share price based on the volume weighted average price of our Common Stock for the thirty trading days prior to its award. Subject to Mr. Nguyen’s continued provision of services to the Company, Mr. Nguyen will be entitled to receive an equity incentive award of our Common Stock equal to 20.83125 percent of such net operating income, at a share price based on the volume weighted average of our Common Stock for the thirty trading days prior to its award.

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In addition, under the terms of his Employment Agreement, Alex Frias will be entitled to equity incentives of $7,138,750 of the Company’s restricted common stock, at a share price equal to the volume weighted average price of the Company’s Common Stock for the 30 days prior to its award. His Employment Agreement also contains provisions for further equity incentive awards to be determined based upon the net operating income (as defined in the employment agreement) received by the Company on or prior to May 31, 2020 pursuant to the Master Agreement. Subject to Mr. Alex Frias’s continued provision of services to the Company, Mr. Alex Frias will be entitled to receive an equity incentive award consisting of our Common Stock equal to 16.66875 percent of such net operating income, at a share price based on the volume weighted average price of our Common Stock for the thirty trading days prior to its award.

PROPOSALS BY SECURITY HOLDERS

No security holder has asked the Company to include any proposal in this Information Statement.

NO DISSENTER’S RIGHT OF APPRAISAL

Under the NRS, stockholders are not entitled to appraisal rights with respect to the Corporate Actions, and we will not provide our stockholders with such rights.

FORWARD-LOOKING STATEMENTS

This information statement contains forward-looking statements. The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This information statement and other written and oral statements that we make from time to time contain such forward-looking statements that set out anticipated results based on management’s plans and assumptions regarding future events or performance. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance or results of current and anticipated sales efforts, expenses, the outcome of contingencies, such as legal proceedings, and financial results. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Forms 10-K and 10-Q, respectively, with the SEC. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street NW, Washington D.C. 20549, at prescribed rates. The SEC maintains a website (http://www.sec.gov) that contains the filings of issuers that file electronically with the SEC through the EDGAR system. Copies of such filings may also be obtained by writing to the Company at Freedom Leaf Inc., 3571 E. Sunset Road, Suite 420, Las Vegas, Nevada 89120.

STOCKHOLDERS SHARING AN ADDRESS

Unless we have received contrary instructions from a stockholder, we are delivering only one Information Statement to multiple stockholders sharing an address. We will, upon request, promptly deliver a separate copy of this Information Statement to a stockholder who shares an address with another stockholder. A stockholder who wishes to receive a separate copy of the Information Statement may make such a request in writing to the Company at Freedom Leaf Inc., 3571 E. Sunset Road, Suite 420, Las Vegas, Nevada 89120, or by calling (877) 442-0411.

By order of the Board of Directors,

/s/ David Goldburg
David Goldburg
Chairman of the Board
July 17, 2019

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